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                                                                    Exhibit 10.1

English Translation

                                 LEASE AGREEMENT

                         Lessor: LG Insurance Co., Ltd.

                              Lessee: Gmarket Inc.

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                                 LEASE AGREEMENT

This Lease Agreement (this "Agreement") is entered into on December 15, 2005 by and between LG Insurance Co., Ltd. (the "Lessor") and Gmarket Inc. (the "Lessee") under the following terms and conditions:

Article 1 (Description of Leased Premises)

     (1) The Lessor intends to lease to the Lessee, and the Lessee intends to lease from the Lessor, certain parts of the Building (the "Leased Premises") the details of which are described below:

                         Description of Leased Premises

          Location: LG Insurance Co., Ltd. Bldg., 649-11 Yoksam-dong, Kangnam-gu, Seoul, Korea

6th Floor   Number     429.60 pyung (including the common area)
7th Floor   Number     429.60 pyung (including the common area)
8th Floor   Number     429.60 pyung (including the common area)
            Total:   1,288.80 pyung

                              < Attached Drawing >

     (2) The Lessee shall use and occupy the Leased Premises for the purpose of office space. The Lessee may not use the Premises for any other purposes.

Article 2 (Lease Term)

     (1) The term of lease (the "Lease Term") shall be a period of twelve (12) months commencing on February 27, 2006 and ending on February 28, 2007, provided however, this Agreement shall be extended for a period of one (1) year after the initial Lease Term with the increase rate of the rent not exceeding 3%.

     (2) During the Lease Term, this Agreement may be terminated by giving a three months' prior written notice of termination to the other party and by mutual agreement between the parties. This Agreement shall be deemed as having


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          terminated three (3) months after the date of such three months' prior written notice.

Article 3 (Security Deposit)

     (1) The Lessee shall deposit to the Lessor the security deposit (the "Security Deposit") as follows, and no interest shall accrue on the Security Deposit:

 Classification      Amount      Percentage               Payment Due Date
 --------------      ------      ----------               ----------------
  Down Payment    W 81,194,400       10%                    Signing Date
 Second Payment   W324,777,600       40%      Interior Construction Commencement Date
Balance Payment   W405,972,000       50%                   Moving in Date
     Total        W811,944,000      100%

     (2) If the Lessee delays the payment of the Security Deposit, the Lessor may immediately terminate this Agreement.

     (3) If this Agreement is terminated before moving in due to a cause attributable to the Lessee, the Down Payment set forth in Paragraph
          (1) above shall be retained by the Lessor unconditionally, and the Lessee shall not claim refund thereof.

     (4) The Lessee may not apply the Security Deposit to the payment of any monthly rent or maintenance fee, nor may the Lessee assign, pledge or provide as security to a third party its claim for refund of the Security Deposit.

     (5) If the Lessee fails to perform any of its payment obligations set forth in this Agreement within the prescribed time period, the Lessor may apply the Security Deposit toward the payment of such unpaid amount without any procedure to take in advance. In the event that the Lessor applies the Security Deposit toward the payment of an unpaid amount, the Lessor shall give the Lessee a written notice of such application within seven (7) days, and the Lessee shall, within seven
          (7) days from the receipt of such notice, make up the deduction from the Security Deposit.

     (6) If this Agreement terminates upon expiry of the Lease Term or termination hereof or otherwise, the Lessor shall refund the Security Deposit to the Lessee


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          immediately after the surrender of the Leased Premises by the Lessee to the Lessor. Provided, however, that the Lessor shall deduct any outstanding expenses or debts payable by the Lessee hereunder from the Security Deposit to be returned to the Lessee.

Article 4 (Monthly Rent)

     (1)  The Lessee shall pay to the Lessor the sum of W81,194,400
          (W63,000 per pyung, VAT exclusive) by the fifteenth day of each month (or the next following business day, if the last day falls on a statutory holiday).

     (2) If the Lease Term begins during a calendar month, the monthly rent shall be prorated by days. The same applies if the Lease Term expires during a calendar month.

     (3) Even if the Lessee fails to move in on the commencement date of the Lease Term, the rent shall be calculated from the commencement date of the Lease Term, provided however, if the Lessor fails to surrender the Leased Premises to Lessee on the commencement date of the Lease Term, the rent shall be calculated from the date of actual surrender of the Leased Premises by the Lessor.

Article 5 (Maintenance Fee)

     (1) The Lessee shall pay to the Lessor maintenance fee, covering the electric charge, water supply and sewage charge, sanitation charge and any and all expenses for maintenance and management of the building on the fifteenth day of each month (or the next following business day, if the last day falls on a statutory holiday), and the maintenance fee shall be determined pursuant to the separate agreement prepared after the completion of the calculation for maintenance fee by the Lessor. Provided however, even during the Lease Term, the Lessor may adjust the maintenance fee (VAT exclusive) on first day of April of each year by giving one (1) month prior written notice.

     (2) The Lessee shall separately pay charges for any special facilities additionally installed by Lessee for its private needs and any taxes and public imposts


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          thereon to the building management company.

     (3) If the Lease Term begins during a calendar month, the maintenance fee shall be prorated by days. The same applies if the Lease Term expires during a calendar month. Provided however, in the event an interior construction is conducted, the calculation for the maintenance fee shall be commenced from the date agreed by the parties.

Article 6 (Default Interests)

     (1) If the Lessee fails to pay the monthly rent, maintenance fee hereunder and the taxes and public imposts set forth in Article 8 below, or to perform any of its payment obligations set forth in this Agreement within the prescribed time period, the Lessee shall pay to the Lessor default interests accrued thereon at the rate of 18% per year for the period of default until the date of actual payment. In the event that Lessor applies the Security Deposit toward the payment of an unpaid amount as set forth in Article 3(5) above, the payment shall be deemed to be made on the date on which the Lessee actually makes up the deducted portion from the Security Deposit.

     (2) The amount paid under the Lessee's payment obligation shall be applied in the following order: default interests, parking fee, maintenance fee, monthly rent and the Security Deposit.

     (3) If the Lessor fails to refund the Security Deposit or to perform any of its payment obligations set forth herein within the prescribed time period, the Lessor shall pay to the Lessee default interests accrued thereon at the rate of 18% per year for the period of default until the date of actual payment or refund.

     (4) The default interest set forth in this Agreement shall accrue on the Security Deposit, the monthly rent, the maintenance fee, parking fee, damages for delay in vacation of the leased premises, damages for early termination, or any other payment obligation, irrespective of whether this Agreement is terminated under Article 20 herein or expired, until such unpaid amount has been fully paid.

Article 7 (Adjustment of Security Deposit, Monthly Rent and Maintenance Fee)


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During the Lease Term, if any of the following events occurs, the Lessor may give one (1) month's written notice to the Lessee to adjust the amount of the Security Deposit, the monthly rent and the maintenance fee:

     (1) In case adjustment is needed to improve or maintain the conditions of the Leased Premises, or Changes in taxes or public charges on the Leased Premises.

     (2) Changes in expenses required to maintain the Leased Premises in normal operation, including heating & cooling charges, and labor costs for cleaning and security services;

     (3)  Changes in cost of living or other economic conditions;

     (4) The maintenance fee may be adjusted on the first day of April of each year by giving one (1) month prior written notice as set forth in
          Article 5 (1).

Article 8 (Use of Special Facilities and Communications)

     (1) The Lessee shall give a written notice to the Lessor of the cars owned by it and shall have free parking spaces for the number of cars designated by the Lessor according to the leased area.

     (2) If the number of the Lessee's cars to be parked in the parking lot exceeds the number of cars designated by the Lessor, the Lessor may charge parking fees for such exceeding number of cars pursuant to separate provisions.

     (3) The Lessee may install and operate communication facilities after obtaining the required approval from the relevant authority, and after the installation of the communication facilities, the Lessee shall give a notice of such installation to the Lessor. The Lessee shall bear all costs of the operation and repair of the communication facilities.

Article 9 (Prohibition of Assignment of Rights or Sublease, etc.)

In any event, the Lessee may not transfer, or provide as collateral, its rights and obligations hereunder to a third party or sublease or use all or any part of the Leased Premises for purposes other than as set out herein without express consent of the Lessor.


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Article 10 (Use of the Leased Premises)

     (1) The Lessee shall not establish residence within the Leased Premises or use the Leased Premises for any purposes other than the ones set forth in Paragraph (2) of Article 1. However, the Lessee may have a night watchman with the written consent of the Lessor.

     (2) In the event that the Lessee desires to use some facilities within the Leased Premises, the Lessee shall give the Lessor prior written notice thereof and pay all expenses therefor as the Lessor requests.

Article 11 (Safe Management of Properties and Insurance)

     (1) The Lessee shall be solely responsible for the safe management of its private properties within the Leased Premises. The Lessor shall not be liable for any loss or damages sustained by the Lessee due to fire, theft, or other accidents, unless the Lessee proves that the cause for such damage was attributable to the Lessor.

     (2) The Lessee shall, at its own expense, take out fire insurance for facilities installed by it; provided, however, that the Lessor shall, at its own expense, take out fire insurance for the leased building.

Article 12 (Prohibited Acts)

The Lessee may not engage in any of the following acts:

     (1) An act that is unpleasant to the public, unauthorized installation, posting, or keeping of signboards, advertising or other materials;

     (2) Bringing in any inflammables, dangerous goods, goods that may be harmful or offensive to the human body or goods that may damage other property;

     (3) Bringing in or using heating or cooling equipment without the Lessor's prior approval or consent;

     (4) Destroying any structure, machinery or other facilities installed by the Lessor, or changing any structure, advertisement materials or signboards without the Lessor's prior written consent;


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     (5)  Manufacture or sale of illegal goods.

Article 13 (Installation of Facilities within the Leased Premises)

     (1) In the event that the Lessee desires to engage in any of the following acts within the Leased Premises at its own expense, the Lessee shall obtain prior written consent of the Lessor. In such case, the Lessor may restrict or oversee such acts for the purpose of ensuring the structural safety and unity of the Leased Premises.

          1) Installing or remodeling fire walls, partitions, windows, doors, etc; or

          2) Installing, adding or remodeling facilities for electric lights, power supply, communication, ventilation, gas, etc.

Article 14 (Repair)

In the event facilities installed within the Leased Premises by the Lessor as of the date of this Agreement are worn out, faded or broke down, the Lessor shall bear the cost of repair thereof.

Article 15 (Compensation for Damage)

     (1) The Lessee shall immediately report to the Lessor all damage, destruction or loss of the Leased Premises or other facilities within the building arising out of any willful act or negligence by the Lessee or its employee or its clients, and shall compensate therefor.

     (2) If the Lessee fails to report to the Lessor for a substantial period any damage caused by any third parties as set forth in Paragraph (1) above, such damage shall be deemed to be caused by the Lessee.

     (3) The amount of damage according to this Article shall be calculated by the Lessor based on the price as of the time of compensation.

Article 16 (Restriction on Access)


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The Lessor or its employees may access the Leased Premises with third parties during appropriate hours for the purpose of maintenance inspection, sanitation, fire and crime prevention, rescue, or showing the Leased Premises to prospective tenants before the end of the Lease Term with prior notice to the Lessee.

Article 17 (Termination of Agreement)

     (1) The Lessor may terminate this Agreement within ten (10) days after giving a written notice to the Lessee in any of the following cases:

          1) If the Lessee delays payment of the monthly rent, maintenance fee and any other payables hereunder for two or more months;

          2) If a third party enforces provisional attachment, attachment, provisional disposition, or any other compulsory execution on Lessee's claim to the Security Deposit, or the Lessee offers the claim as a pledge or collateral;

          3) If the Lessee enters into bankruptcy or insolvency, or an application for the commencement of a corporate reorganization proceeding has been filed against the Lessee;

          4) If the Lessee is in breach of any provisions hereof or any agreements between the Lessee and the Lessor related to this Agreement;

          5) If the Lessee delays occupation of the Leased Premises for more than two months;

          6) If the Lessee vacates the Leased Premises for more than three months without reasonable grounds; or

          7)   If the Lessee is in breach of any other obligations hereof.

     (2) The Lessee may terminate this Agreement within ten (10) days after giving a written notice to the Lessor in any of the following cases:

          1) If the Lessor fails to deliver the Leased Premises to the Lessee or delivers only part of the Leased Premises not enough to achieve the purpose of the lease;

          2) If the Lessor fails to maintain the condition of the Leased Premises necessary for the Lessee's use of the Leased Premises in violation of Article 623 of the Civil Law; or

          3) If there is material cause for termination, such as Lessor's failure to


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               cooperate with the preservation of claims, or the Lessor is in breach of any of its obligations hereof.

Article 18 (Expiration of Agreement)

This Agreement shall expire in any of the following cases:

     (1)  the Lease Term has expired; or

     (2)  this Agreement is terminated in accordance with the provisions hereof.

Article 19 (Vacation of the Leased Premises and Restoration)

     (1) Upon expiry, prior to the date of expiration of the Lease Term, the Lessee shall remove its belongings and property, return the keys and the Lessor's property and vacate all of the Leased Premises to the Lessor.

     (2) If the Lessee fails to comply with the Lessor's lawful request for vacation, the Lessor may suspend electric power or water supply.

     (3) In the event that Lessee fails to remove its belongings and property or restore the Leased Premises to their original conditions due to a cause attributable to the Lessee, the Lessee shall pay Lessor a penalty equal to twice the monthly rent and maintenance fee for the period beginning from the expiration of the Lease Term and ending on the fulfillment of the obligations to vacate and restore the Leased Premises.

Article 20 (Force Majeure)

     (1) The Lessor shall not be liable for any and all damages and inconveniences suffered by the Lessee or any third party related to it due to an act of God, war, riot, any other force majeure event or any other cause beyond reasonable control of the Lessor.

     (2) Any of the force majeure events stipulated in Paragraph (1) above shall not delay the payment obligations that have already accrued hereunder.


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     (3)  If any of the force majeure events stipulated in Paragraph (1) above prevents the Lessee from using the Leased Premises, the Lessee shall be exempted from its obligation to pay the monthly rent and maintenance fee for the period during which the Lessee can not use the Leased Premises.

Article 21 (Modification)

If reasonable and necessary reasons exist, the Lessor and the Lessee may modify the terms and conditions hereof by mutual agreement in writing prior to the expiry of the Lease Term.

Article 22 (Guarantor)

If the Lessor deems it necessary, the Lessor may, by agreement with the Lessee, allow a guarantor to jointly guarantee the Lessee's performance of obligations hereunder.

Article 23 (Application of General Laws and Others)

Matters which are not specified in this Agreement, or any discrepancy in the provisions of this Agreement shall be settled in accordance with the relevant laws and generally accepted lease practices by mutual agreement of the Lessor and the Lessee.

Article 24 (Jurisdiction)

The competent court for any disputes related to this Agreement shall be the Seoul Civil District Court.

Article 25 (Management Rules)

The Lessor may enact, enforce or alter management rules and by-laws for the preservation of the Lessors' property and management of the Lease Premises pursuant to this Agreement, and the Lessor shall give a notice thereof to the Lessee and obtain express consent of the Lessee in order to give such management rules and by-laws force equivalent to that of this Agreement.


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IN WITNESS WHEREOF, this Agreement shall be made in two (2) copies and each of the copies duly executed by both Parties shall be kept by Lessor and Lessee.

December 15, 2005

The Lessor

Address: 85 Da-dong, Joong-gu, Seoul, Korea
         LG Insurance Co., Ltd

Name: Representative Director, President Ki Young LEE [seal]

The Lessee

Address: 6th Fl., Nam Seoul Bldg., 1304-3 Seocho-dong, Seocho-gu, Seoul, Korea
         Gmarket Inc.

Name: Representative Director, Young Bae KU [seal]


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